SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2011

CEDAR FAIR, L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
One Cedar Point Drive, Sandusky, Ohio		44870-5259
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (419) 626-0830

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINIFITIVE AGREEMENT
The information set forth in Item 5.02 of this Current Report on Form 8-K with respect to Richard A. Zimmerman employment agreement is hereby incorporated into this Item 1.01 by reference.
ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS
On October 17, 2011, Cedar Fair Entertainment Company announced that Richard A. Zimmerman, Executive Vice President, was promoted to Chief Operating Officer of Cedar Fair Entertainment Company, effective October 14, 2011.

Cedar Fair and Mr. Zimmerman entered into an amended employment agreement on October 14, 2011 (the “Effective Date”). Pursuant to the agreement, Mr. Zimmerman will receive a base salary at an annual rate of $425,000, which will be reviewed from time to time but not subject to decrease except in the event of salary reductions applicable to substantially all of Cedar Fair’s senior executives. Mr. Zimmerman will be eligible for an annual cash bonus, with a target amount equal to 75% of his base salary, subject to the satisfaction of performance and other criteria set by the Board of Directors in consultation with Mr. Zimmerman. Beginning in 2012, Mr. Zimmerman is eligible for annual unit grants under the Omnibus Plan, with a target award date value of 100% of base salary and a maximum award value of up to 150% of base salary, subject to satisfaction of performance criteria and other criteria set by the Board of Directors in consultation with Mr. Zimmerman. Any awards made pursuant to the Omnibus Plan shall immediately vest upon a change in control.

Mr. Zimmerman is eligible to participate in any benefit and compensation plans, including medical, disability and life insurance plans, offered by Cedar Fair from time to time on the same basis as other senior executives of Cedar Fair.

If Cedar Fair terminates Mr. Zimmerman's employment “without cause” or if Mr. Zimmerman resigns for “good reason,” as those terms are defined in the agreement, Mr. Zimmerman is entitled to:

•	Payment of accrued and unpaid base salary and supplemental compensation, reimbursement of business expenses and payment for accrued and unused vacation days;

•
An amount equal to his base salary, provided that if the termination is during the 24 month period following a change in control, as defined in the agreement, such amount shall equal two and one half times average annual "Cash Compensation" for the previous three years;

•	Any unpaid cash bonus earned with respect to a fiscal year ending on or prior to the date of termination;

•	A pro-rata portion of his cash bonus for the fiscal year of termination, based on actual performance; and

•
Payment of the COBRA continuation coverage premium under Cedar Fair’s medical plan (less the amount of Mr. Zimmerman's contribution as if he was an active employee) until the earliest of twelve months after termination, the date he is no longer eligible for COBRA or the date that he obtains other employment with medical benefits.

If Cedar Fair terminates Mr. Zimmerman’s employment other than for cause after June 30, 2011 but prior to July 1, 2013 (including by written notice of non-renewal), Mr. Zimmerman, upon providing a separation and release agreement to Cedar Fair, will receive his base salary for the longer of eighteen (18) months or the remaining term of his Amended and Restated Employment Agreement, to be paid in accordance with Cedar Fair’s payroll practices.

In addition, as of the termination date, Mr. Zimmerman will be 100% vested in any outstanding time-based and performance-based phantom unit awards, payment of which will be made pursuant to the terms of the original award agreements without regard to the continued employment requirements. Any benefit credited to the Mr. Zimmerman's under the 2008 Supplemental Retirement Plan will be 100% vested as of the termination of employment and paid in accordance with such plan. Mr. Zimmerman will be entitled to full payment of all cash awards outstanding under the 2008 Omnibus Incentive Plan, including without limitation any current and long-term incentive compensation plan awards, without proration for less than full employment in the year of termination and to be paid otherwise in accordance with the plan and any award agreement without regard to any requirement for continued employment. Mr. Zimmerman also will have the right to continue medical and dental insurance coverage offered pursuant to Part 6 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended, and Section 4980B of the Code (the “COBRA Law”) during the period of time that he receives salary payments. Mr. Zimmerman will be required to pay the full cost of such continued insurance coverage on an after-tax basis, and Cedar Fair will reimburse Mr. Zimmerman for such payments on a monthly basis if permitted under applicable law. If Mr. Zimmerman is terminated for a disability after June 30, 2011 but prior to July 1, 2013, he will receive the same benefits as if he were terminated other than for cause during that period, except that any salary or incentive compensation benefits will be reduced by any payments received from any short- or long-term disability plan maintained by Cedar Fair. All of the above payments are subject to Section 409A of the Code.

If Mr. Zimmerman's employment is terminated by reason of death or disability, Mr. Zimmerman or his legal representatives shall be entitled to:

•	Payment of accrued and unpaid base salary and supplemental compensation, reimbursement of business expenses and payment for accrued and unused vacation days;

•	Any unpaid cash bonus earned with respect to a fiscal year ending on or prior to the date of termination; and

•	A pro-rata portion of his cash bonus for the fiscal year of termination, based on actual performance.

Prior to expiration of this agreement and in accordance with the procedures set forth in the agreement, Mr. Zimmerman and Cedar Fair shall indicate whether they are willing to enter into a new employment agreement. If the parties desire to enter into a new employment agreement, but the new agreement is not executed prior to expiration of the current agreement and Mr. Zimmerman's employment is terminated immediately following expiration, Mr. Zimmerman shall be entitled to:

•	Payment of accrued and unpaid base salary and supplemental compensation, reimbursement of business expenses and payment for accrued and unused vacation days;

•	Any unpaid cash bonus earned with respect to a fiscal year ending on or prior to the date of termination; and

•	An amount equal to his base salary, payable for the longer of the 12 months following termination or the remaining employment agreement term.

If Mr. Zimmerman's employment is terminated for any reason other than by Cedar Fair without cause, by Mr. Zimmerman for good reason, or by death or disability, Mr. Zimmerman shall be entitled to receive payment of accrued and unpaid base salary and supplemental compensation, reimbursement of business expenses, payment for accrued and unused vacation days, and any unpaid cash bonus earned with respect to a fiscal year ending on or prior to the date of termination.

Any payments to Mr. Zimmerman under this agreement are subject to execution by him of a general release in favor of Cedar Fair. The agreement contains customary non-competition, confidentiality, non-disparagement and assignment of inventions provisions.

The foregoing description of the agreement is qualified by the text of the agreement, a copy of which was filed as Exhibit 10.1 to this Current Report on Form 8-K.

On October 17, 2011, Cedar Fair issued a news release announcing the appointment of Mr. Zimmerman, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

10.1	Employment Agreement, by and between Cedar Fair, L.P., Cedar Fair Management, Inc., and Magnum Corporation and Richard A. Zimmerman, dated October 14, 2011.

99.1	News Release, dated October 17, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR FAIR, L.P.
By Cedar Fair Management, Inc., General Partner

By:	/s/ Matthew A. Ouimet
Matthew A. Ouimet
President

Date: October 18, 2011